Exhibit 4.2

NUMBER C	SHARES

CHINA MINING RESOURCES HOLDINGS LIMITED

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
COMMON STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

This Certifies that	CUSIP 16950B 101

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.0001
EACH OF THE COMMON STOCK OF
CHINA MINING RESOURCES HOLDINGS LIMITED

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. The Corporation will be forced to liquidate if it is unable to complete a business combination within 24 months or, if an extended period is approved, within 36 months, from the consummation of its initial public offering, all as more fully described in the Corporation’s final prospectus dated                                         , 2008. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

China Mining Resources Holdings Limited
Corporate
Seal
Delaware

CHIEF EXECUTIVE OFFICER	SECRETARY

Countersigned:

Transfer Agent and Registrar

                The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with right of survivorship and not as tenants in common

TEN COM -	As tenants in common	UNIF GIFT MIN ACT -	Custodian
TEN ENT -	As tenants by the entireties		(Cust)	(Minor)
JT TEN -	As joint tenants with the right of survivorship		under Uniform Gifts to
	and not as tenants in common		Minors Act
(State)

Additional Abbreviations may also be used though not in the above list.

China Mining Resources Holdings Limited

                The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of Preferred Stock (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

                For value received,                                                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                    shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                    Attorney to transfer the said stock on the books of the within named Corporation will full power of substitution in the premises.

Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust fund only in the event of the Company’s liquidation upon failure to consummate a business combination or if the holder seeks to convert his respective shares into cash upon a business combination which he voted against and which is actually completed by the Company. In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.